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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 4, 1999
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                                 LEUKOSITE, INC.
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               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                       0-22769                 04-3173859
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(State or Other Jurisdiction     (Commission File Number)     (IRS Employer
     of Incorporation)                                      Identification No.)

                      215 FIRST STREET, CAMBRIDGE, MA 02142
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (617) 621-9350
                                                           --------------


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         ITEM 5.  OTHER EVENTS.

         On January 4, 1999, LeukoSite, Inc. ("LeukoSite") announced that it had entered into a definitive agreement to acquire CytoMed, Inc. ("CytoMed"), a privately-held biotechnology company based in Cambridge, Massachusetts. Under the terms of the merger agreement, LeukoSite will issue to the CytoMed stockholders an aggregate of approximately 1.6 million shares of preferred stock at two points over the next ten months, and the CytoMed stockholders may also receive up to $23.5 million in cash and approximately 84,000 shares of LeukoSite stock upon the achievement of milestones related to CytoMed product candidates. The closing is expected to occur in February 1999. A copy of the press release dated January 4, 1999 announcing the agreement to acquire CytoMed is incorporated herein by reference and a copy is filed herewith as Exhibit 99.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (C)      EXHIBITS.

         Exhibit 99, Press Release dated January 4, 1999.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               LEUKOSITE, INC.


                               By: /s/ Augustine Lawlor
                                   --------------------------------
                                       Augustine Lawlor,
                                       Vice President, Corporate Development and
                                       Chief Financial Officer

Dated:  January 5, 1999